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COMPUTATION OF EARNINGS PER SHARE                                     Exhibit 11
THE STANLEY WORKS AND SUBSIDIARIES
(dollars and shares in thousands except per share amounts)

                                                                         Fiscal Year Ended
                                                         ----------------------------------------------------
                                                         December 30        December 31           January 1
                                                            1995               1994                 1994
                                                         ----------------------------------------------------
  Earnings per common share:
    Weighted average shares outstanding                    44,360             44,775                44,935
                                                          =======           ========             =========
    Earnings before cumulative effect
        of accounting change                              $59,099           $125,296             $  92,630
    Cumulative effect of accounting change
        for Postemployment Benefits                          --                 --                  (8,489)
                                                          -------           --------             ---------
      Net earnings                                        $59,099           $125,296             $  84,141
                                                          =======           ========             =========
    Per share amounts:
      Before cumulative effect of
         accounting change                                $  1.33           $   2.80             $    2.06
      Cumulative effect of accounting change
        for Postemployment Benefits                          --                 --                   (0.19)
                                                          -------           --------             ---------
      Net earnings                                        $  1.33           $   2.80             $    1.87
                                                          =======           ========             =========
Primary:
    Weighted average shares outstanding                    44,360             44,775                44,935
    Dilutive common stock equivalents -
      based on the treasury stock method
      using average market price                              560                553                   713
                                                          -------           --------             ---------
                                                           44,920             45,328                45,648
                                                          =======           ========             =========
    Per share amounts:
      Before cumulative effect of
        accounting change                                 $  1.32           $   2.76             $    2.03
      Cumulative effect of accounting change
        for Postemployment Benefits                          --                 --                   (0.19)
                                                          -------           --------             ---------
      Net earnings                                        $  1.32           $   2.76             $    1.84
                                                          =======           ========             =========
 Fully Diluted:
    Weighted average shares outstanding                    44,360             44,775                44,935
    Dilutive common stock equivalents -
      based on the treasury stock method
      using the quarter end market price
      if higher than average market price                     601                557                   757
                                                          -------           --------             ---------
                                                           44,961             45,332                45,692
                                                          =======           ========             =========
    Per share amounts:
      Before cumulative effect of
      accounting change                                   $  1.31           $   2.76             $    2.03
      Cumulative effect of accounting change
        for Postemployment Benefits                          --                 --                   (0.19)
                                                          -------           --------             ---------
      Net earnings                                        $  1.31           $   2.76             $    1.84
                                                          =======           ========             =========

Note: This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.